Exhibit 10.33

GLOBAL DIGITAL HOLDINGS, INC.

CONVERTIBLE PROMISSORY NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

Principal Amount: U.S. $3,900,000.00	Effective Date: November 01, 2023

Subject to the terms and conditions of this Note, for value received, GLOBAL DIGITAL HOLDINGS, INC., a Georgia profit corporation (“Borrower”), with a principal office address at 2146 Roswell Road. Suite 108-851, Marietta, Georgia 30062, hereby promises to pay to THE CLOUD MINDERS, LLC, a Delaware limited liability company (“Holder”), with a principal office address at 185 Faro Court, Unit 2, Shepherdsville, Kentucky 40165, the principal sum set forth above (the “Principal Amount”), together with all interest accrued on unpaid principal at the Applicable Rate, as hereinafter defined. The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

ARTICLE I. DEFINITIONS.

The following definitions shall apply for all purposes of this Note:

“Affiliate” has the meaning ascribed to it in Rule 144.

“Balance” means, at the applicable time of measurement, the sum of the Principal Balance, all interest then accrued but unpaid, and all other amounts (including fees and expenses) then accrued but unpaid under this Note.

“Borrower” shall include, in addition to Borrower identified in the preamble of this Note, any Person which succeeds to Borrower’s obligations under this Note, whether by permitted assignment, merger or consolidation, operation of law, or otherwise.

“Business Day” means a weekday on which Borrower’s primary bank is open for general banking business.

“Common Stock” means the common stock duly authorized to be issued by the Borrower under its articles of incorporation and pursuant to its bylaws, each as the same may be hereinafter supplemented, modified, amended and/or restated.

“Conversion Price” means One & 00/100 U.S. Dollars per share of Conversion Stock.

“Conversion Stock” means Common Stock of the Borrower; further, the term “Conversion Stock” shall include the stock and other securities and property that are receivable or issuable upon such conversion of this Note in accordance with its terms.

“Event of Default” has the meaning set forth in Article V hereof.

“Financing Document” means each of this Note and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents.

“Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Holder in connection with this Note under applicable law.

“Maturity Date” means November 01, 2025.

“Note” means this Convertible Promissory Note.

“Notes” means a series of convertible promissory notes before, on, or after the date hereof issued by Borrower, of which this Note is one, each such note containing substantially identical terms and conditions as this Note.

“Person” means any individual, partnership, corporation, trust, estate, cooperative association, government or governmental subdivision or agency or other legally recognized entity.

“Principal Balance” means, at the applicable time of measurement, all then outstanding principal of this Note.

“Rule 144” has the meaning set forth in Section 10.7 hereof.

ARTICLE II. INTEREST; PAYMENTS.

2.1

Interest. Interest shall accrue on the outstanding Principal Balance of this Note at an annual rate of zero and one-tenth percent (0.1%) (the “Applicable Rate”). Anything provided herein to the contrary notwithstanding, if, during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with any fees, charges and other payments that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, then Borrower shall not be obligated to pay, and Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.

2.2

Payments. There are no scheduled payments due under this Note. Any of the Principal Balance of this Note that has not been paid prior to the Maturity Date shall automatically convert to shares of Conversion Stock, as provided in Article VI hereof. Any payments Borrower elects to make to Holder under this Note (i.e., permitted prepayments) shall be made via electronic transfer, to the account specified by Holder from time to time in writing, of good and immediately available lawful currency of the United States of America.

ARTICLE III. PREPAYMENTS.

Borrower may make full or partial prepayment(s) under this Note without paying to Holder any prepayment charge.

ARTICLE IV. APPLICATION OF PREPAYMENTS.

If Borrower makes a prepayment pursuant to Article III, Borrower shall contemporaneously therewith notify Holder in writing (which may be made via electronic mail) setting forth (i) the portion of the Principal Amount being prepaid in respect of such prepayment and (ii) the amount of interest that has accrued as of the corresponding prepayment date on the Principal Balance amount provided under the immediately preceding clause (i). For clarity and the avoidance of doubt, each such prepayment shall thence be made by Borrower in the sum amount of clauses (i) and (ii) of this Article IV and applied by Holder to the outstanding principal and interest portions of the Balance of this Note accordingly.

ARTICLE V. EVENTS OF DEFAULT.

Each of the following events shall constitute an “Event of Default” hereunder:

5.1

A receiver is appointed for any material part of Borrower’s property, Borrower makes a general assignment for the benefit of creditors, or Borrower becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation;

5.2

Borrower breaches any material obligation, or materially breaches any representation or warranty, to Holder under this Note or under any other Financing Document and does not cure such breach within thirty (30) calendar days after written notice thereof has been given by or on behalf of Holder to Borrower; or

5.3	Borrower’s board of directors or shareholders adopt a resolution for the liquidation, dissolution or winding up of Borrower.

Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall (i) in the case of any Event of Default under Section 5.1, become immediately due and payable in full without further notice or demand by Holder and (ii) in the case of any Event of Default other than under Section 5.1, become immediately due and payable upon written notice by or on behalf of the affected Holder(s) to Borrower but only if such notice is given with the prior written consent of the Holder.

ARTICLE VI. CONVERSION.

6.1

Conversion. The entire remaining Principal Balance that has not been prepaid, subject to the limitations provided under Article III, on or before the calendar day immediately preceding the Maturity Date shall automatically be cancelled and converted into that number of shares of Conversion Stock obtained by dividing (x) such remaining Principal Balance by (y) the Conversion Price (the “Total Number of Shares”), and all interest accrued and owing in respect to such remaining Principal Balance, pursuant to Article II, shall be considered forgiven by Holder. Such conversion shall be deemed to occur under this Section 6.1 as of the Maturity Date, without regard to whether Holder has then delivered to Borrower this Note (or appropriate lost Note documentation, where applicable) evidencing the satisfaction hereof.

6.2

Termination of Rights. Except for the right to obtain certificates representing the Conversion Stock under Article VII hereof, all rights with respect to this Note shall terminate upon the effective conversion of the entire Balance of the Note as provided in Article VI hereof. The foregoing notwithstanding, Holder agrees to surrender this Note to Borrower (or appropriate lost Note documentation, where applicable) as soon as practicable after said conversion.

6.3

Further Assurances; Power of Attorney. Holder hereby agrees to execute and deliver to Borrower, within five (5) calendar days after the Holder receives the request therefor from Borrower, such agreements and instruments as Borrower deems reasonably necessary or advisable in order to affect the conversion provisions of this Note; further, Holder hereby grants to Borrower an irrevocable power of attorney to execute the same on behalf of Holder, in Borrower’s stead, should Holder fail to timely comply with the foregoing provisions of this Section 6.3.

ARTICLE VII. CERTIFICATES; NO FRACTIONAL SHARES.

Subject to Article VI hereof, as soon as practicable after conversion of this Note pursuant to Article VI hereof, Borrower, at its expense, will register such shares of Conversion Stock in Borrower's register of shareholders in the name of the respective Holder and will cause to be issued in the name of Holder and to be delivered to Holder, a certificate or certificates for the number of shares of Conversion Stock to which Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of Borrower, by Borrower’s Articles of Incorporation and Bylaws and by any agreement between Borrower and Holder), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. No fractional shares shall be issued upon conversion of this Note. If upon any conversion of this Note (and after aggregating the amounts of all other Notes held by the same Holder which are converted at the same time as this Note), a fraction of a share would otherwise be issued, then, in lieu of such fractional share, Borrower shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Conversion Price.

ARTICLE VIII. PROVISIONS RELATING TO SHAREHOLDERS RIGHTS.

This Note does not entitle Holder to any voting rights or other rights as a shareholder of Borrower, unless and until (and only to the extent that) this Note is actually converted into shares of Borrower’s capital stock in accordance with its terms. In the absence of conversion of this Note into Conversion Stock, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a shareholder of Borrower for any purpose.

ARTICLE IX. REPRESENTATIONS AND WARRANTIES OF BORROWER.

Borrower hereby represents and warrants to Holder, as of the effective date hereof, that the following Sections are all true and complete:

9.1

Organization, Good Standing and Qualification. Borrower has been duly incorporated and organized, and is validly existing in good standing, under the laws of the state of Georgia. Borrower has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted.

9.2

Due Authorization. All corporate action on the part of Borrower’s board of directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Borrower under this Note has been taken prior to the date hereof. This Note constitutes a valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

9.3	Corporate Power. Borrower has the corporate power and authority to issue, execute and deliver this Note and to carry out and perform all its obligations under this Note.

ARTICLE X. REPRESENTATIONS AND WARRANTIES OF HOLDER.

Holder hereby represents and warrants to, and agrees with Borrower as follows.

10.1

Authorization. This Note constitutes Holder’s valid and legally binding obligations, enforceable against Holder in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Holder represents and warrants to Borrower that Holder has full power and authority to enter into this Note.

10.2

Purchase for Own Account. This Note and the Conversion Stock (i.e., the Common Stock issuable by Borrower upon conversion of such Conversion Stock) (collectively, the “Securities”) are being and will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

10.3

No Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

10.4

Disclosure of Information. Holder has received or has had full access to all the information Holder considers necessary or appropriate to make an informed investment decision with respect to the Securities. Holder further has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent Borrower possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Borrower in Article IX hereof.

10.5

Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder (i) has experience as a Holder in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting Holder’s own interests in connection with this investment in the Securities or (ii) has a preexisting personal or business relationship with Borrower and certain of its officers, directors or controlling Persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such Persons. Holder acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

10.6	Accredited Investor Status. Holder is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Act.

10.7

Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from Borrower in a transaction not involving a public offering, and that under the Act and applicable regulations thereunder the Securities may be resold without registration under the Act only in certain limited circumstances. Holder further understands that Borrower is under no obligation to register the Securities, and Borrower has no present plans to do so. Furthermore, Holder is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Act on resale of the Securities without such registration. Holder understands that, whether or not the Securities may be resold in the future without registration under the Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

10.8

Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)	there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or

(b)

(i) Holder shall have notified Borrower of the proposed disposition and shall have furnished Borrower with a detailed statement of the circumstances surrounding the proposed disposition and, (ii) if requested by Borrower, Holder shall have furnished Borrower with an opinion of counsel, reasonably satisfactory to Borrower that such disposition will not require registration of such shares under the Act. It is agreed that Borrower will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

Notwithstanding the provisions of paragraphs 10.8(a) and 10.8(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if they were the original Holder hereunder.

10.9

Legends. Holder understands and agrees that the certificates evidencing the Securities will bear a legend similar to that set forth below, in addition to any other legend that may be required by applicable law, Borrower’s Articles of Incorporation or Bylaws, this Agreement or any other agreement between Borrower and Holder:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

ARTICLE XI. GENERAL PROVISIONS.

11.1	Waivers. Borrower and all endorsers of this Note, if any, hereby waive notice, presentment, protest and notice of dishonor.

11.2

Attorneys’ Fees. If any party hereto is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

11.3

Transfer. Neither this Note nor any of the rights or obligations of Holder hereunder may be assigned, conveyed or transferred, in whole or in part, without Borrower’s prior written consent, which Borrower may withhold in its sole discretion; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of Borrower to any Affiliate of Holder who: (i) executes and delivers an acknowledgement that such transferee agrees to be subject to, and bound by, all the terms and conditions of this Note, (ii) makes the representations and warranties to Borrower that are set forth in Article X hereof and (iii) (if requested by Borrower) delivers to Borrower an opinion of legal counsel, reasonably satisfactory to Borrower, that such transfer complies with state and federal securities laws. Neither this Note nor any of the rights or obligations of Borrower hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Borrower without the prior written consent of Holder. Subject to the foregoing, the rights and obligations of Borrower and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

11.4	Governing Law. This Note shall be governed by and construed under the internal laws of the state of Georgia, without giving respect to its principles of conflict of laws or choice of laws.

11.5

Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to any “Article,” “Section,” “paragraph” or “clause” shall, unless otherwise provided, refer to such portions of this Note.

11.6

Notices. All notices required or permitted to be given to a party pursuant to this Note will be in writing and will be effective and deemed to provide such party sufficient notice under this Note on the earliest of the following: (i) at the time of personal delivery; (ii) one (1) Business Day after deposit with an express overnight courier nationally recognized in the United States of America; or (iii) three (3) Business Days after deposit in the United States Postal Service by certified mail (return receipt requested). All notices for delivery outside the United States will be sent by express courier with delivery tracking capabilities and will be effective and deemed to provide such party sufficient notice under this Note on the date such express courier reflects the delivery thereof. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at, in the case of Borrower, at 185 Faro Court, Unit 2, Shepherdsville, Kentucky 40165, U.S.A., Attention: Chief Executive Officer, or at, in the case of Holder, the address set forth on Holder’s corresponding suitability questionnaire, or at such other address as any party may designate by giving seven (7) calendar days’ advance written notice to all other party(ies) hereto.

11.7

Amendments and Waivers. This Note may be amended, and any provisions under this Note may be waived, by the written consent of the Holder and Borrower. Notwithstanding the foregoing, this Note and all other Notes may not be amended and the observance of any term of this Note and all other Notes may not be waived, with respect to any Holder without the written consent of such Holder, unless such amendment or waiver, by its express, facial terms, applies to all holders of Notes in the same fashion. Any amendment or waiver effected in accordance with this Section 11.7 shall be binding upon each holder of Notes then outstanding, each future holder of Notes and Borrower. Except as provided above with respect to waivers by Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Holder will operate as a waiver or modification of any party’s rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

11.8

Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, Borrower has caused this Convertible Promissory Note to be signed in its name as of the date first written above.

Borrower: GLOBAL DIGITAL HOLDINGS, INC. By: /s/ Robert C. Bissell Name: Robert C. Bissell Title: Director & C.E.O.

Agreed and acknowledged by:

Holder:

THE CLOUD MINDERS, LLC

By: /s/ Ian Gerard

Name: Ian Gerard

Title:   Authorized Manager